CONSENT OF COUNSEL



THE GABELLI MONEY MARKET FUNDS



We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 8 (Securities Act File No. 33-48220) and Amendment No. 10 (Investment Company Act File No. 811-6687) (collectively, the "Amendment") to the Registration Statement on Form N-1A, of Gabelli Money Market Funds (the "Trust") under the caption "Counsel and Independent Auditors" and to the Trust's filing a copy of this Consent as an exhibit to the Amendment.






Willkie Farr & Gallagher



January 30, 1998
New York, New York